Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

1.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

2.	Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.

3.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

4.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

5.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.

6.	Intelsat Connect Finance S.A., a company organized under the laws of Luxembourg.

7.	Intelsat Corporation, a corporation organized under the laws of Delaware.

8.	Intelsat Finance Bermuda Ltd., a company organized under the laws of Bermuda.

9.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

10.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

11.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.

12.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

13.	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.

14.	Intelsat Horizons-3 Corporation, a corporation organized under the laws of Delaware.

15.	Intelsat Intermediate LLC, a limited liability company organized under the laws of Delaware.

16.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

17.	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.

18.	Intelsat Investments S.A., a company organized under the laws of Luxembourg.

19.	Intelsat Ireland Operations Unlimited Company, a company organized under the laws of Ireland.

20.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

21.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

22.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

23.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

24.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

25.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.

26.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.

27.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

28.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

29.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

30.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.

31.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.

32.	Horizons-3 License LLC, a limited liability company organized under the laws of Delaware.

33.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

34.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

35.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

36.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

37.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.